Exhibit 5.4

June 5, 2023	760 SW Ninth Avenue, Suite 3000 Portland, OR 97205

Astronics Corporation

130 Commerce Way

East Aurora, New York 14052

Ladies and Gentlemen:

We are acting as special counsel to Astronics Corporation, a New York corporation (the “Company”), in connection with the proposed issuance and sale by the Company from time to time of up to an aggregate amount of $150,000,000 of the Company’s common stock or preferred stock; warrants; rights to purchase the Company’s common stock, preferred stock, units or debt securities; stock purchase contracts; senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company, in the form attached as Exhibit 4.8 to the Registration Statement (as defined below), as such indenture may be amended or supplemented from time to time (the “Senior Indenture”); subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company, in the form attached as Exhibit 4.9 to the Registration Statement, as such indenture may be amended or supplemented from time to time (the “Subordinated Indenture”); and units consisting of any combination of the foregoing securities (collectively, the “Shelf Securities”), pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “SEC’) under the Securities Act of 1933, as amended (the “1933 Act”). The Shelf Securities may be sold from time to time pursuant to Rule 415 under the 1933 Act.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

Documents Reviewed

In connection with this opinion letter, we have examined the Registration Statement and the exhibits thereto. In addition we have examined and relied upon the following:

(i) a certificate from the assistant secretary of Astronics Advanced Electronic Systems Corp., a Washington corporation (“AES”), certifying as to true and correct copies of (A) the articles of incorporation of AES, dated as of January 31, 2005, as amended by the articles of amendment filed by AES with the Secretary of State of the State of Washington (the “WA SOS”) on February 14, 2005; (B) the bylaws of AES; (C) resolutions of the Board of Directors of AES effective May 30, 2023; and (D) the incumbency and specimen signature(s) of the individual(s) authorized to execute and deliver the Senior Indenture and the Subordinated Indenture on behalf of AES;

Astronics Corporation

June 5, 2023

(ii) a certificate from the assistant secretary of Astronics Custom Control Concepts Inc., a Washington corporation (“ACCC”), certifying as to true and correct copies of (A) the articles of incorporation of ACCC, dated as of March 8, 2017, as amended by the articles of amendment filed by ACCC with the WA SOS on April 3, 2017; (B) the bylaws of ACCC; (C) resolutions of the Board of Directors of ACC effective May 30, 2023; and (D) the incumbency and specimen signature(s) of the individual(s) authorized to execute and deliver the Senior Indenture and the Subordinated Indenture on behalf of ACCC;

(iii) a certificate from the assistant secretary of PECO, Inc., an Oregon corporation (“PECO”), certifying as to true and correct copies of (A) the articles of incorporation of PECO, dated as of June 23, 1967, as amended by the certificate of amendment filed by PECO with the Secretary of State of the State of Oregon (the “OR SOS”) on August 13, 1970, as further amended by the certificate of amendment filed by PECO with the OR SOS on June 30, 1972, as further amended by the certificate of amendment filed by PECO with the OR SOS on October 23, 1987, as further amended by the certificate of amendment filed by PECO with the OR SOS on June 21, 2011; (B) the bylaws of PECO; (C) the resolutions of the Board of Directors of PECO effective May 30, 2023; and (D) the incumbency and specimen signature(s) of the individual(s) authorized to execute and deliver the Senior Indenture and the Subordinated Indenture on behalf of PECO;

(iv) a Certificate of Existence dated May 23, 2023 issued by the WA SOS attesting to the existence of AES in the State of Washington;

(v) a Certificate of Existence dated May 23, 2023 issued by the WA SOS attesting to the existence of ACCC in the State of Washington;

(vi) a Certificate of Existence dated May 23, 2023 issued by the OR SOS attesting to the existence of PECO in the State of Oregon; and

(vii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

Assumptions Underlying Our Opinions

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. Each of AES and ACCC is a corporation validly existing under the laws of the State of Washington. PECO is a corporation validly existing under the laws of the State of Oregon.

Astronics Corporation

June 5, 2023

2. Power and Authority. Each of AES, ACCC and PECO has the corporate power and corporate authority to guarantee the Debt Securities pursuant to the Senior Indenture or Subordinated Indenture, whichever the case may be.

3. Due Authorization. AES has authorized, by all necessary corporate action on the part of AES, the execution and delivery by AES of, and the consummation by AES of the transactions effected by, the Senior Indenture or Subordinated Indenture, whichever the case may be. ACCC has authorized, by all necessary corporate action on the part of ACCC, the execution and delivery by ACCC of, and the consummation by ACCC of the transactions effected by, the Senior Indenture or Subordinated Indenture, whichever the case may be. PECO has authorized, by all necessary corporate action on the part of PECO, the execution and delivery by PECO of, and the consummation by PECO of the transactions effected by, the Senior Indenture or Subordinated Indenture, whichever the case may be.

Qualifications, Exceptions and Limitations Applicable to Our Opinions

It is understood that this opinion is to be used only in connection with the offer and sale of Debt Securities while the Registration Statement is effective under the 1933 Act.

Our opinion is limited to the laws of the States of Washington and Oregon and we do not express any opinion concerning any other laws. Without limiting the generality of the foregoing, we express no opinion with respect to (i) the qualification of the Shelf Securities under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The Shelf Securities may be issued from time to time on a delayed or continuous basis, but this opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion letter is to be construed in accordance with (i) the Amended and Restated Report on Third-Party Legal Opinion Practice in the State of Washington by the Legal Opinions Committee of the Business Law Section of the Washington State Bar Association (2018) and (ii) the report by the TriBar Opinion Committee, Third Party “Closing” Opinions, 53 BUS LAW. 592 (Feb. 1998).

Miscellaneous

We consent to your filing this opinion with the SEC as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Stoel Rives LLP

Stoel Rives LLP